Item 77Q1(e)
AMENDMENT NO. 3
to the
COMBINED INVESTMENT ADVISORY AGREEMENT

      This Amendment is made as of November 13, 2007 to the Combined Investment Advisory Agreement among Munder Series Trust (MST), on behalf of each of its series, Munder Series Trust ii mstii, on behalf of each of its series, The Munder @Vantage
      Fund (@Vantage), and Munder Capital Management
      (Advisor), a Delaware general partnership.
      WHEREAS, the Board of Trustees of MST approved a breakpoint in the advisory fee structure for the Munder International Fund Core Equity;

      NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST, MST and @Vantage agree to amend the Agreement as follows:

1. Schedule B the Agreement is hereby replaced with the attached Schedule B effective as of November 13, 2007.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.
MUNDER SERIES TRUST
MUNDER SERIES TRUST II
THE MUNDER @VANTAGE FUND


By: /s/ Stephen J. Shenkenberg
	Stephen J. Shenkenberg
	Vice President & Chief Compliance Officer



MUNDER CAPITAL MANAGEMENT


By: /s/ Peter K. Hoglund
	Peter K. Hoglund
	Managing Director, Chief Administrative Officer



SCHEDULE B
As of November 13, 2007


Annual Fees
(as a Percentage of Daily Net Assets)
Institutional Money Market Fund 0.20%
Liquidity Money Market Fund 0.20%
Munder Asset Allocation Fund - Balanced 0.65%
Munder Bond Fund  0.50% of the first $300 million of
     average daily net assets;and 0.45% of average daily
     net assets in excess of $300 million
Munder Cash Investment Fund 0.35%
Munder Energy Fund 0.75%
Munder Healthcare Fund 1.00% of the first $100 million
of average daily net assets; 0.90% of the next $100 million; 0.85% of the next $50 million; and 0.75% of average daily net assets in excess of $250 million
Munder Index 500 Fund 0.20% of the first $250 million of
average daily net assets; 0.12% of the next $250 million;
and 0.07% of average daily net assets in excess of $500 million Munder Intermediate Bond Fund0.50% of the first $300 million of average daily net assets; and 0.45% of average daily net assets in excess of $300 million
Munder International Bond Fund 0.50%
Munder International Fund - Core Equity
0.80% on the first $1 billion of average daily net assets;
and 0.75% of the average daily net assets in excess of $1 billion Munder International Small-Mid Cap Fund
0.95% on the first $1 billion of average daily net assets;
and 0.90% of the average daily net assets in excess of $1 billion Munder International Equity Fund 0.75%
Munder Internet Fund
1.00% of the first $1 billion of average daily
 net assets; and 0.85% of average daily net assets in
 excess of $1 billion
Munder Large-Cap Growth Fund 0.75% of the first $1 billion
of average daily net assets; 0.725% of the next $1 billion;
and 0.70% of average daily net assets in excess of $2 billion Munder Large-Cap Value Fund
0.75% of the first $100 million
of average daily net assets; and 0.70% of average daily net
 assets in excess of $100 million
Munder Micro-Cap Equity Fund 1.00%
Munder Mid-Cap Core Growth Fund 0.75%
Munder Mid-Cap Value Fund 0.75%
Munder Real Estate Equity Investment Fund
0.74%
Munder S&P MidCap Index Equity Fund 0.15%
Munder S&P SmallCap Index Equity Fund 0.15%
Munder Small-Cap Value Fund 0.75%
Munder Small-Mid Cap Fund 0.75%
Munder Small-Mid Cap 130/30 Fund 1.00% on the first
$1 billion of average daily net assets; and 0.95% of the average daily net assets in excess of $1 billion
Munder Tax-Free Money Market Fund 0.35%
Munder Tax-Free Short&Intermediate Bond Fund 0.50% of the first $200 million of average daily net assets;
and 0.40% of average daily net assets in excess of $200 million Munder Technology Fund 1.00% of the first $300 million of average daily net assets; 0.90% of the next $700 million;
and 0.80% of average daily net assets in excess of $1 billion
The Munder @Vantage Fund 1.75%

2

B-3